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                       SBC INTERNET COMMUNICATIONS, INC.

                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                            SBC COMMUNICATIONS INC.

                  HAS INCREASED ITS OFFER TO PURCHASE FOR CASH

                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                            PAR VALUE $.01 PER SHARE

                                       OF

                       PRODIGY COMMUNICATIONS CORPORATION
                                       TO

                              $6.60 NET PER SHARE

             THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
       12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, NOVEMBER 1, 2001,
                          WHICH DATE MAY BE EXTENDED.

                                October 19, 2001

     To Brokers, Dealers, Commercial Banks, Trust Companies And Other Nominees:

     We have been appointed by SBC Internet Communications, Inc., a Delaware corporation ("SBC Internet") and an indirect wholly owned subsidiary of SBC Communications Inc., a Delaware corporation ("SBC"), to act as Dealer Managers in connection with SBC Internet's offer to purchase all outstanding shares of Class A Common Stock, par value $.01 per share (the "Shares"), of Prodigy Communications Corporation, a Delaware corporation ("Prodigy"), at $6.60 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 2, 2001 (the "Offer to Purchase"), as amended and supplemented by the Supplement thereto, dated October 19, 2001 (the "Supplement"), and in the related (green) revised Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Amended Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     Tendering stockholders may continue to use the original (blue) Letter of Transmittal and the original (green) Notice of Guaranteed Delivery previously circulated with the Offer to Purchase, or may use the revised (green) Letter of Transmittal and the revised (gray) Notice of Guaranteed Delivery circulated with the Supplement. While the original (blue) Letter of Transmittal previously circulated with the Offer to Purchase refers only to the Offer to Purchase, stockholders using such document to tender their Shares will nevertheless be deemed to be tendering pursuant to the Amended Offer (including the amendments and supplements made by the Supplement) and will receive $6.60 for each Share validly tendered and not properly withdrawn and if Shares are accepted for payment and paid for by SBC Internet pursuant to the Amended Offer. For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

          1.  The Supplement, dated October 19, 2001.

          2. The revised (green) Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the revised Letter of Transmittal may be used to tender Shares.
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          3.  The revised (grey) Notice of Guaranteed Delivery for Shares to be used to accept the Amended Offer if the procedures for tendering Shares set forth in the Offer to Purchase cannot be completed prior to the Expiration Date (as defined in the Supplement).

          4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Amended Offer.

          5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

          6.  A return envelope addressed to the Depositary (as defined below).

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, NOVEMBER 1, 2001, WHICH DATE MAY BE EXTENDED.

     Please note the following:

          1. The tender price is $6.60 per Share, net to the seller in cash without interest.

          2.  The Amended Offer is being made for all outstanding Shares.

          3. A SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS OF PRODIGY'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT EACH OF THE AMENDED OFFER AND THE MERGER IS FAIR TO PRODIGY AND ITS STOCKHOLDERS (OTHER THAN THE SBC COMPANIES (AS DEFINED IN THE MERGER AGREEMENT)), AND PRODIGY RECOMMENDS THAT STOCKHOLDERS ACCEPT THE AMENDED OFFER AND TENDER THEIR SHARES PURSUANT TO THE AMENDED OFFER.

          4. THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, NOVEMBER 1, 2001, WHICH DATE MAY BE EXTENDED.

          5. The Amended Offer is conditioned upon, among other things, there being validly tendered and not withdrawn a number of Shares which, excluding the Shares beneficially owned by SBC and its subsidiaries, will constitute at least a majority of the remaining outstanding Shares on a fully diluted basis as of the date the Shares are accepted for payment pursuant to the Amended Offer (the "Minimum Tender Condition"). The Amended Offer is also subject to the other conditions set forth in the Amended Offer. See Section 8 of the Supplement.

          6. Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to American Stock Transfer & Trust Company, as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the revised Letter of Transmittal, transfer taxes on the purchase of Shares by the SBC Internet pursuant to the Amended Offer. However, federal income tax backup withholding at a rate of 30.5% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the revised Letter of Transmittal.

          7. Notwithstanding any other provision of the Amended Offer, payment for Shares accepted for payment pursuant to the Amended Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares (a "Book-Entry Confirmation") with respect to such Shares) into the Depositary's account at The Depository Trust Company, (b) either the original (blue) or revised (green) Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the revised Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY SBC INTERNET, REGARDLESS OF ANY EXTENSION OF THE AMENDED OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

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     In order to take advantage of the Amended Offer, Certificates for all tendered Shares in proper form for transfer (or a Book-Entry Confirmation with respect to all such shares), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of the revised Letter of Transmittal), and any required documents must be received by the Depositary, all in accordance with the instructions set forth in the revised Letter of Transmittal and the Offer to Purchase.

     Any Holder who desires to tender Shares and whose certificates for Shares are not immediately available, or who cannot comply with the procedures for book-entry transfer on a timely basis, or who cannot deliver all required documents to the Depositary prior to the Expiration Date, may tender such Shares by following the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

     SBC Internet will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Amended Offer (other than the Dealer Managers, the Depositary and the Information Agent as described in the Offer to Purchase). SBC Internet will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. SBC Internet will pay or cause to be paid any transfer taxes with respect to the transfer and sale of purchased Shares to it or its order pursuant to the Amended Offer, except as otherwise provided in Instruction 6 of the revised Letter of Transmittal.

     Any inquiries you may have with respect to the Amended Offer should be addressed to Goldman, Sachs & Co., the Dealer Managers for the Amended Offer, at 85 Broad Street, New York, NY 10004, telephone numbers (212) 902-1000 (call collect) or (800) 323-5678 (call toll free) or to Georgeson Shareholder Communications Inc., the Information Agent for the Amended Offer, at 17 State Street, 10th Floor, New York, NY 10004, telephone numbers (212) 440-9800 (call collect) or (800) 223-2064 (call toll free).

     Requests for additional copies of the enclosed materials may also be directed to the Dealer Managers or to the Information Agent at the above addresses and telephone numbers.

                                         Very truly yours,

                                         Goldman, Sachs & Co.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF SBC, SBC INTERNET, PRODIGY, THE DEALER MANAGERS, THE INFORMATION AGENT, THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE AMENDED OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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